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                             UTILICORP UNITED INC.

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS TRUSTEE

                                ---------------

                          8.45% SENIOR NOTES DUE 1999

                               ------------------

                                     SIXTH
                             SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 1, 1994

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
    SIXTH SUPPLEMENTAL INDENTURE, dated as of November 1, 1994 (herein called the "Sixth Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                  WITNESSETH:

    WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 1990 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

    WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

    WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $100,000,000 to be designated the "8.45% Senior Notes Due 1999" (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Sixth Supplemental Indenture has been duly taken;

    WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Original Indenture and this Sixth Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

    WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and

    WHEREAS, the Company desires to limit the issuance of Mortgage Bonds under its General Mortgage (as hereinafter defined) as set forth in Section 204 of this Sixth Supplemental Indenture for the benefit of the Holders of the Senior Notes;

    NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

    That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

    The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Senior Note attached hereto as Exhibit A.

                                  ARTICLE TWO

                     TERMS AND ISSUANCE OF THE SENIOR NOTES

    SECTION 201. ISSUE OF SENIOR NOTES. A series of Securities which shall be designated the "8.45% Senior Notes Due 1999" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Sixth Supplemental Indenture (including the form of Senior Note set forth as Exhibit A hereto). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $100,000,000.

    SECTION 202. FORM OF SENIOR NOTES; INCORPORATION OF TERMS. The Senior Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Senior Notes are herein incorporated by reference and are part of this Sixth Supplemental Indenture.

    SECTION 203. PLACE OF PAYMENT. The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 and The First National Bank of Chicago, 14 Wall Street, 8th Floor, New York, New York 10005.

    SECTION 204. LIMITATION ON ISSUANCE OF MORTGAGE BONDS. The Company will not issue any Mortgage Bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Company and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"), without making effective provision, and the Company covenants

                                       3
that in any such case effective provisions will be made, whereby the Senior Notes shall be directly secured by the General Mortgage equally and ratably with any and all other obligations and indebtedness thereby secured.

                                 ARTICLE THREE

                                 MISCELLANEOUS

    SECTION 301. EXECUTION OF SUPPLEMENTAL INDENTURE. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Sixth Supplemental Indenture forms a part thereof.

    SECTION 302. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Sixth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

    SECTION 303. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

    SECTION 304. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Sixth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 305.  SEPARABILITY  CLAUSE. In  case  any provision  in  this  Sixth
Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 306. BENEFITS OF SIXTH SUPPLEMENTAL INDENTURE. Nothing in this Sixth Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture.

    SECTION 307. GOVERNING LAW. This Sixth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

    SECTION 308. EXECUTION AND COUNTERPARTS. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  UTILICORP UNITED INC.
                                  By:
                                  Richard C. Green, Jr.
                                       Chairman of the Board,
                                         President and Chief
[Seal]                                    Executive Officer

            Attest:
           Secretary
                                  THE FIRST NATIONAL BANK
                                  OF CHICAGO, as Trustee
                                  By:
                                  Steven M. Wagner
[Seal]                                      Vice President

Attest:
    Assistant Vice President

STATE OF MISSOURI
                                             SS.:
COUNTY OF JACKSON

    On the 11th day of November, 1994, before me personally came Richard C. Green, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board, President and Chief Executive Officer of UtiliCorp United Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.
                                 _______________________________________________
                                                 Notary Public,
                                                State of Missouri

STATE OF ILLINOIS
                                             SS.:
COUNTY OF COOK

    On the 14th day of November, 1994, before me personally came Steven M. Wagner, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The First National Bank of Chicago, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.
                                 _______________________________________________
                                                 Notary Public,
                                                State of Illinois

                                                                       EXHIBIT A

                         [FORM OF FACE OF SENIOR NOTE]

REGISTERED                                                            REGISTERED

                             UTILICORP UNITED INC.
                           8.45% SENIOR NOTE DUE 1999
NO.                                                                  $

    UTILICORP UNITED INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received,
hereby promises to pay to          , or registered assigns, the principal sum of
         DOLLARS on November 15, 1999, and to pay interest thereon from November 15, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 1995, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more
Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

    Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                 UTILICORP UNITED INC.

                                                   By:
Dated:                                    Chairman of the Board

                                    Attest:
[Seal]                                     Corporate Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Senior Notes of
the series designated herein
referred to in the
within-mentioned Indenture

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee
               By:
        Authorized Officer

                        [FORM OF REVERSE OF SENIOR NOTE]
                             UTILICORP UNITED INC.
                           8.45% SENIOR NOTE DUE 1999

    This Senior Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1990, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

    This Security is not subject to any sinking fund. This Security may not be redeemed prior to maturity.

    Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day.

    The   Indenture  contains  provisions  for  defeasance  of  (a)  the  entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    This Security shall be governed by and construed in accordance with the laws of the State of New York.

    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.